Exhibit 99.2

[Horace Mann Educators Corporation logo]

Contact information:

Ryan Greenier, Vice President, Investor Relations

217-788-5738

HORACE MANN REPORTS FOURTH QUARTER 2012

OPERATING EPS OF $0.67

—	Results reflect solid performance across all business segments
—	Book value per share excluding the fair value adjustment for investments of $21.93 at December 31, 2012 increased 11% compared to a year ago
—	Full-year 2013 operating income guidance of $1.75 to $1.95 per diluted share

SPRINGFIELD, Ill., February 5, 2013 — Horace Mann Educators Corporation (NYSE:HMN) today reported financial results for the three and twelve months ended December 31, 2012:

Horace Mann Financial Highlights
	Three months ended December 31,			Year ended December 31,
($ in millions, except per share amounts)	2012	2011(A)	Change	2012	2011(A)	Change
Total revenues	$255.4	$247.6	3.2%	$1,010.8	$998.3	1.3%
Net income	31.9	32.9	-3.0%	103.9	70.5	47.4%
Net income per diluted share	0.77	0.79	-2.5%	2.51	1.70	47.6%
Operating income*	27.9	29.6	-5.7%	86.3	46.1	87.2%
Operating income per diluted share*	0.67	0.71	-5.6%	2.08	1.11	87.4%
Book value per share				31.65	26.53	19.3%
Book value per share excluding the fair value adjustment for investments*				21.93	19.79	10.8%
Property and Casualty segment net income	14.5	17.4	-16.7%	37.1	5.9	N.M.
Property and Casualty combined ratio	92.4%	92.4%	-	98.3%	106.6%	-8.3 pts
Property and Casualty underlying combined ratio*	94.5%	92.4%	2.1 pts	93.5%	92.8%	0.7 pts
Annuity segment net income	$11.1	$10.4	6.7%	$40.5	$30.9	31.1%
Life segment net income	5.7	5.7	-	21.9	19.4	12.9%

N.M. - Not meaningful.

* These measures are not based on accounting principles generally accepted in the United States (“non-GAAP”). They are reconciled to the most directly comparable GAAP measures in the supplemental numerical pages of this document. An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the company’s reports filed with the SEC.

(A)   Reflects the retrospective adoption on January 1, 2012 of new accounting guidance for deferred policy acquisition costs. The adoption of this accounting guidance did not have a material effect on the company’s results of operations, but did decrease shareholders’ equity $31.6 million, or 2.9%, after tax at January 1, 2012.

“Horace Mann’s fourth quarter operating income was $0.67 per share — a strong finish to an excellent year. We are pleased with another quarter of solid growth and underlying earnings performance across all three segments of our multiline insurance platform,” said Horace Mann’s President and CEO Peter H. Heckman. “In property and casualty, compared to fourth quarter 2011, both written and earned premiums increased, retention ratios continued to improve, catastrophe losses were minimal and

1

reserves continued to develop favorably. In our annuity business, assets under management were up 10% over prior year, with increased earnings benefitting from higher fixed annuity spreads and another quarter of positive deferred policy acquisition cost unlocking. And, in our life segment, fourth quarter sales of Horace Mann products increased 57% compared to a year earlier, while lower than expected mortality losses continued to have a favorable impact on earnings.”

“We are projecting full-year 2013 operating income of between $1.75 and $1.95 per share,” said Heckman. “This estimate anticipates a modest improvement in our underlying property and casualty combined ratio, which we expect to be more than offset by a reduced level of favorable prior years’ reserve development as well as a return to more normal levels of annuity deferred policy acquisition cost unlocking and life mortality and $3 million to $4 million in customer experience investments.”

Property and Casualty Segment

The property and casualty segment recorded net income of $14.5 million for the quarter compared to $17.4 million for the same period in 2011. The total property and casualty combined ratio of 92.4% was equal to the fourth quarter of 2011. Pretax catastrophe losses in the current quarter of $2.8 million decreased $1.9 million compared to a year ago. Favorable prior years’ reserve development totaling $5.7 million was recorded in the fourth quarter, compared to $4.6 million of favorable development recorded in the fourth quarter of 2011. The underlying property and casualty combined ratio of 94.5% increased 2.1 percentage points compared to the prior year quarter, reflecting less favorable current accident year property results excluding catastrophes partially offset by an improvement in the underlying auto combined ratio.

For the year ended December 31, 2012, property and casualty segment net income of $37.1 million improved $31.2 million compared to 2011, primarily as a result of a lower level of catastrophe losses. The full year 2012 underlying combined ratio was 93.5%, a slight increase compared to the prior year reflecting less favorable underlying auto results partially offset by improvement in current accident year property results excluding catastrophes.

Total property and casualty premiums written of $137.2 million and $550.8 million increased 3% and 1% compared to the three and twelve months ended December 31, 2011, respectively, with increases in average property and auto premiums per policy somewhat offset by fewer policies in force for both lines.

True new auto sales units — units associated with new Horace Mann auto policyholders — decreased 3% in the current quarter but increased 20% compared to full year 2011. The full year growth in total new auto units of 12% included a modest increase in the number of additional vehicles added to existing policies. Meanwhile, property new sales units increased 12% and 16% compared to the fourth quarter and twelve months of 2011, respectively.

Annuity Segment

Annuity segment net income was $11.1 million for the three months ended December 31, 2012, increasing $0.7 million compared to the same period in 2011, which contributed to a $9.6 million increase for the full year. The net interest margin on fixed annuity assets increased 15% compared to full year 2011, with the related net interest spread of 2.11% increasing 9 basis points. The evaluation of deferred policy acquisition costs in the quarter had a $2.5 million pretax positive impact on annuity segment earnings compared to a $2.2 million positive impact in the prior year. Largely due to the change in financial market performance, the respective evaluations had a positive impact of $3.8 million

2

pretax for full year 2012 and a negative impact of $2.5 million pretax in 2011. Total accumulated account value of $4.8 billion increased 10% compared to December 31, 2011, and total cash value persistency of 95.0% improved approximately 1 percentage point compared to a year earlier.

For the three months ended December 31, 2012, annuity deposits received of $114.7 million were comparable to the prior year, while full year deposits received of $417.6 million decreased 4% compared to 2011, primarily due to a decrease in scheduled deposit receipts in 2012.

Total annuity sales were up 3% compared to fourth quarter 2011 and increased 1% for the full year. Within the full year result, annuity sales by Horace Mann’s agency force increased 14%, while sales from the supplemental independent agent distribution channel declined year-over-year.

Life Segment

Life segment net income of $5.7 million for the fourth quarter was equal to the same period in 2011. Compared to full year 2011, life segment net income increased $2.5 million largely due to favorable mortality experience in 2012. Life persistency of 96% improved approximately 1 percentage point compared to 12 months earlier.

Life segment insurance premiums and contract deposits of $27.6 million and $99.3 million increased approximately 1% compared to the three and twelve months ended December 31, 2011, respectively.

Total new life sales continued to be strong compared to the prior year, with fourth quarter and full year growth rates of 57% and 40%, respectively, in sales of Horace Mann-manufactured products — consistent with the company’s strategic intent to significantly increase its underwritten, mortality-based business.

Investment Results

In 2012, total net investment income increased 4% and 6% compared to the three and twelve months ended December 31, 2011, respectively. Pretax net realized investment gains were $6.2 million in the current quarter and $27.3 million for the full year. No impairment write-downs on securities were recorded in 2012.

Horace Mann’s net unrealized investment gains on fixed maturity and equity securities of $651.9 million at December 31, 2012 increased slightly compared to September 30, 2012. Net unrealized gains were $441.1 million at December 31, 2011.

Capital Management

During the fourth quarter of 2012, the company repurchased 114,809 shares of its common stock at an aggregate cost of $2.1 million, or an average price per share of $18.23, under its $50 million share repurchase program. As of December 31, 2012, the program had a remaining authorization of $32.2 million. There were 39,367,862 shares outstanding on December 31, 2012.

Webcast Conference Call

Horace Mann’s senior management will discuss the company’s fourth quarter and full year performance, as well as 2013 operating income guidance, with investors and analysts on February 6, 2013 at 9:00 a.m.

3

Eastern Time. The conference call will be webcast live on the Internet at www.horacemann.com and archived later in the day for replay, which will be available for one month.

Horace Mann — the largest national multiline insurance company focusing on educators’ financial needs — provides auto and homeowners insurance, retirement annuities, life insurance and other financial solutions. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Ill. For more information, visit www.horacemann.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company’s Quarterly Report on Form 10-Q for the period ended September 30, 2012 and the company’s past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements. The information contained in this press release includes financial measures which are based on methodologies other than United States generally accepted accounting principles (“GAAP”). Reconciliations of non-GAAP measures to the closest GAAP measures are contained in the supplemental numerical pages of this release and additional descriptions of the non-GAAP measures are contained in the Glossary of Selected Terms included as an exhibit to the company’s SEC filings.

# # #

HORACE MANN EDUCATORS CORPORATION

Financial Highlights (Unaudited)

(Dollars in Millions, Except Per Share Data)

	Three Months Ended December 31,			Year Ended December 31,
	2012	2011 (A)	% Change	2012	2011 (A)	% Change
EARNINGS SUMMARY

Net income	$31.9	$32.9	-3.0%	$103.9	$70.5	47.4%
Net realized investment gains, after tax	4.0	3.3	21.2%	17.6	24.4	-27.9%
Operating income (B)	27.9	29.6	-5.7%	86.3	46.1	87.2%

Per diluted share:
Net income	$0.77	$0.79	-2.5%	$2.51	$1.70	47.6%
Net realized investment gains, after tax	$0.10	$0.08	25.0%	$0.43	$0.59	-27.1%
Operating income (B)	$0.67	$0.71	-5.6%	$2.08	$1.11	87.4%

Weighted average number of shares and equivalent shares (in millions) - Diluted	41.3	41.4	-0.2%	41.4	41.4	-

Return on equity (C)				9.0%	7.5%	N.	M.

OPERATIONS

Insurance premiums written and contract deposits	$279.5	$276.1	1.2%	$1,067.7	$1,078.4	-1.0%

Property & Casualty combined ratio	92.4%	92.4%	-	98.3%	106.6%	N.	M.
Property & Casualty combined ratio excluding the effects of catastrophe costs and prior years’ reserve development (“underlying combined ratio”) (B)	94.5%	92.4%	N.M.	93.5%	92.8%	N.	M.

FINANCIAL POSITION

Per share (D):
Book value				$31.65	$26.53	19.3%
Effect of the fair value adjustment for investments (E)				$9.72	$6.74	44.2%
Book value excluding the fair value adjustment for investments (B)				$21.93	$19.79	10.8%

Dividends paid	$0.16	$0.13	23.1%	$0.55	$0.46	19.6%

Ending number of shares outstanding (in millions) (D)				39.4	39.8	-1.0%

Total assets				$8,167.7	$7,435.2	9.9%
Short-term debt				38.0	38.0	-
Long-term debt				199.8	199.7	0.1%
Total shareholders’ equity				1,245.8	1,055.4	18.0%

ADDITIONAL INFORMATION

Exclusive agencies (F)				624	549	13.7%
Employee agents (G)				136	196	-30.6%
Total				760	745	2.0%

N.M. - Not meaningful.

(A)	Adjusted to reflect the January 1, 2012 adoption and retrospective application by the company of new accounting guidance for deferred policy acquistion costs. The adoption of this accounting guidance did not have a material effect on the company’s results of operations, but did decrease shareholders’ equity $31.6 million, or 2.9%, after tax at January 1, 2012.
(B)	These measures are not based on accounting principles generally accepted in the United States (“non-GAAP”). An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the company’s reports filed with the SEC.
(C)	Based on trailing 12-month net income and average quarter-end shareholders’ equity.
(D)	Ending shares outstanding were 39,367,862 at December 31, 2012 and 39,775,432 at December 31, 2011.
(E)	Net of the related impact on deferred policy acquisition costs and the applicable deferred taxes.
(F)	Local Horace Mann agencies created and owned by independent contractors who have signed Exclusive Agent agreements with the Company (“Exclusive Agents”). Those agreements state that only the Company’s products and limited additional third-party vendor products authorized by the Company will be marketed by the agencies. An independent contractor may sign multiple Exclusive Agent agreements with the Company and manage more than one Exclusive Agency.
(G)	Agents who have employee status with the Company and by contract market only the Company’s products and limited additional third-party vendor products authorized by the Company.

HORACE MANN EDUCATORS CORPORATION

Statements of Operations and Supplemental Consolidated Data (Unaudited)

(Dollars in Millions)

	Three Months Ended December 31,			Year Ended December 31,
	2012	2011 (A)	% Change	2012	2011 (A)	% Change
STATEMENTS OF OPERATIONS

Insurance premiums and contract charges earned	$170.8	$167.0	2.3%	$670.5	$667.1	0.5%
Net investment income	77.3	74.6	3.6%	306.0	288.3	6.1%
Net realized investment gains	6.2	5.0	24.0%	27.3	37.7	-27.6%
Other income	1.1	1.0	10.0%	7.0	5.2	34.6%

Total revenues	255.4	247.6	3.2%	1,010.8	998.3	1.3%

Benefits, claims and settlement expenses	103.3	103.6	-0.3%	448.2	502.4	-10.8%
Interest credited	41.8	39.9	4.8%	163.6	154.9	5.6%
Policy acquisition expenses amortized	19.0	18.7	1.6%	79.5	83.4	-4.7%
Operating expenses	41.6	39.6	5.1%	156.1	148.7	5.0%
Interest expense	3.5	3.6	-2.8%	14.2	14.0	1.4%

Total benefits, losses and expenses	209.2	205.4	1.9%	861.6	903.4	-4.6%

Income before income taxes	46.2	42.2	9.5%	149.2	94.9	57.2%
Income tax expense	14.3	9.3	53.8%	45.3	24.4	85.7%

Net income	$31.9	$32.9	-3.0%	$103.9	$70.5	47.4%

ANALYSIS OF PREMIUMS WRITTEN AND CONTRACT DEPOSITS

Property & Casualty
Automobile and property (voluntary)	$135.8	$132.1	2.8%	$547.2	$542.0	1.0%
Involuntary and other property & casualty	1.4	1.6	-12.5%	3.6	3.9	-7.7%

Total Property & Casualty	137.2	133.7	2.6%	550.8	545.9	0.9%

Annuity deposits	114.7	115.0	-0.3%	417.6	433.9	-3.8%

Life	27.6	27.4	0.7%	99.3	98.6	0.7%

Total	$279.5	$276.1	1.2%	$1,067.7	$1,078.4	-1.0%

ANALYSIS OF SEGMENT NET INCOME (LOSS)

Property & Casualty	$14.5	$17.4	-16.7%	$37.1	$5.9	N.	M.

Annuity	11.1	10.4	6.7%	40.5	30.9	31.1%

Life	5.7	5.7	-	21.9	19.4	12.9%

Corporate and other (B)	0.6	(0.6)	N.M.	4.4	14.3	-69.2%

Net income	31.9	32.9	-3.0%	103.9	70.5	47.4%

N.M. - Not meaningful.

(A)	See footnote (A) on page 1 of these supplemental numerical pages.
(B)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 5.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended December 31,			Year Ended December 31,
	2012	2011 (A)	% Change	2012	2011 (A)	% Change
PROPERTY & CASUALTY

Premiums written	$137.2	$133.7	2.6%	$550.8	$545.9	0.9%
Premiums earned	138.8	137.0	1.3%	546.3	547.5	-0.2%
Net investment income	9.6	9.5	1.1%	36.8	36.9	-0.3%
Other income	-	-	-	1.5	0.3	N.	M.
Losses and loss adjustment expenses (LAE)	89.1	89.9	-0.9%	389.4	442.5	-12.0%
Operating expenses (includes policy acquisition expenses amortized)	39.1	36.9	6.0%	147.3	141.6	4.0%
Income before tax	20.2	19.7	2.5%	47.9	0.6	N.	M.
Net income	14.5	17.4	-16.7%	37.1	5.9	N.	M.

Net investment income, after tax	8.0	8.1	-1.2%	31.1	31.4	-1.0%

Catastrophe costs, after tax (B)	1.9	3.1	-38.7%	28.2	55.9	-49.6%
Catastrophe losses and LAE, before tax	2.8	4.7	-40.4%	43.3	86.0	-49.7%
Reinsurance reinstatement premiums, before tax	-	-	-	-	-	-

Prior years’ reserves favorable (adverse) development, pretax
Voluntary automobile	$5.3	$1.9	178.9%	$14.4	$5.7	152.6%
Total property	0.4	2.7	-85.2%	2.8	4.6	-39.1%
Other property and casualty	-	-	-	-	-	-

Total	5.7	4.6	23.9%	17.2	10.3	67.0%

Operating statistics:
Loss and loss adjustment expense ratio	64.2%	65.6%	N.M.	71.3%	80.8%	N.	M.
Expense ratio	28.2%	26.8%	N.M.	27.0%	25.8%	N.	M.
Combined ratio	92.4%	92.4%	-	98.3%	106.6%	N.	M.

Effect on the combined ratio of:
Catastrophe costs (B)	2.0%	3.4%	N.M.	8.0%	15.7%	N.	M.
Prior years’ reserve development	-4.1%	-3.4%	N.M.	-3.2%	-1.9%	N.	M.

Combined ratio excluding the effects of catastrophe costs and prior years’ reserve development (“underlying combined ratio”) (C)	94.5%	92.4%	N.M.	93.5%	92.8%	N.	M.

N.M. - Not meaningful.

(A)	See footnote (A) on page 1 of these supplemental numerical pages.
(B)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums.
(C)	These measures are not based on accounting principles generally accepted in the United States (“non-GAAP”). See footnote (B) on page 1 of these supplemental numerical pages.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended December 31,			Year Ended December 31,
	2012	2011 (A)	% Change	2012	2011 (A)	% Change
PROPERTY & CASUALTY - continued

Additional Operating Information

Automobile and property detail:

Premiums written (voluntary) (B)	$135.8	$132.1	2.8%	$547.2	$542.0	1.0%
Automobile	90.7	88.6	2.4%	360.3	359.9	0.1%
Property	45.1	43.5	3.7%	186.9	182.1	2.6%

Premiums earned (voluntary) (B)	136.9	135.0	1.4%	542.6	544.1	-0.3%
Automobile	90.1	89.7	0.4%	357.1	363.0	-1.6%
Property	46.8	45.3	3.3%	185.5	181.1	2.4%

Policies in force (voluntary) (in thousands)				721	725	-0.6%
Automobile				484	486	-0.4%
Property				237	239	-0.8%

Policy renewal rate (voluntary)
Automobile (6 months)				91.8%	90.5%	N.M.
Automobile (12 months)				84.7%	83.0%	N.M.
Property (12 months)				88.1%	85.6%	N.M.

Voluntary automobile operating statistics:
Loss and loss adjustment expense ratio	72.5%	78.5%	N.M.	72.3%	74.0%	N.M.
Expense ratio	28.3%	27.4%	N.M.	27.3%	26.1%	N.M.
Combined ratio	100.8%	105.9%	N.M.	99.6%	100.1%	N.M.

Effect on the combined ratio of:
Catastrophe costs (C)	0.4%	0.3%	N.M.	1.4%	1.8%	N.M.
Prior years’ reserve development	-5.9%	-2.1%	N.M.	-4.0%	-1.6%	N.M.

Combined ratio excluding the effects of catastrophe costs and prior years’ reserve development (“underlying combined ratio”) (D)	106.3%	107.7%	N.M.	102.2%	99.9%	N.M.

Total property operating statistics:
Loss and loss adjustment expense ratio	47.3%	40.2%	N.M.	68.6%	94.3%	N.M.
Expense ratio	28.1%	26.1%	N.M.	26.4%	25.4%	N.M.
Combined ratio	75.4%	66.3%	N.M.	95.0%	119.7%	N.M.

Effect on the combined ratio of:
Catastrophe costs (C)	5.1%	9.6%	N.M.	20.6%	44.0%	N.M.
Prior years’ reserve development	-0.8%	-5.8%	N.M.	-1.5%	-2.6%	N.M.

Combined ratio excluding the effects of catastrophe costs and prior years’ reserve development (“underlying combined ratio”) (D)	71.1%	62.5%	N.M.	75.9%	78.3%	N.M.

N.M. - Not meaningful.

(A)	See footnote (A) on page 1 of these supplemental numerical pages.
(B)	Amounts are net of additional ceded premiums to reinstate the Company’s property and casualty catastrophe reinsurance coverage, if any, as quantified on page 3.
(C)	Includes allocated loss adjustment expenses and catastrophe reinsurance reinstatement premiums.
(D)	These measures are not based on accounting principles generally accepted in the United States (“non-GAAP”).
See footnote (B) on page 1 of these supplemental numerical pages.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended December 31,			Year Ended December 31,
	2012	2011 (A)	% Change	2012	2011 (A)	% Change
ANNUITY

Contract deposits	$114.7	$115.0	-0.3%	$417.6	$433.9	-3.8%
Variable	30.0	28.0	7.1%	113.2	109.0	3.9%
Fixed	84.7	87.0	-2.6%	304.4	324.9	-6.3%
Contract charges earned	5.8	4.5	28.9%	21.8	18.9	15.3%
Net investment income	50.8	47.8	6.3%	200.8	182.8	9.8%
Net interest margin (without realized investment gains and losses)	19.7	18.3	7.7%	79.4	69.2	14.7%
Other income	0.3	0.3	-	2.7	2.3	17.4%
Mortality loss and other reserve changes	(1.0)	(0.3)	N.M.	(3.3)	(1.9)	N.	M.
Operating expenses (includes policy acquisition expenses amortized)	9.2	8.4	9.5%	41.0	44.1	-7.0%
Income before tax	15.6	14.4	8.3%	59.6	44.4	34.2%
Net income	11.1	10.4	6.7%	40.5	30.9	31.1%

Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$2.5	$2.2	13.6%	$3.8	$(2.5)	N.	M.
Guaranteed minimum death benefit reserve	-	0.1	-100.0%	0.2	(0.3)	N.	M.

Annuity contracts in force (in thousands)				189	184	2.7%
Accumulated value on deposit / Assets under management				$4,762.5	$4,335.5	9.8%
Variable				1,398.3	1,273.8	9.8%
Fixed				3,364.2	3,061.7	9.9%
Annuity accumulated value retention - 12 months
Variable accumulations				94.3%	93.5%	N.	M.
Fixed accumulations				95.4%	94.9%	N.	M.

LIFE

Premiums and contract deposits	$27.6	$27.4	0.7%	$99.3	$98.6	0.7%
Premiums and contract charges earned	26.2	25.5	2.7%	102.4	100.7	1.7%
Net investment income	17.2	17.6	-2.3%	69.4	69.6	-0.3%
Income before tax	8.8	8.7	1.1%	34.2	30.8	11.0%
Net income	5.7	5.7	-	21.9	19.4	12.9%

Pretax income increase (decrease) due to evaluation of:
Deferred policy acquisition costs	$(0.5)	$(0.7)	-28.6%	$(0.8)	$(1.2)	-33.3%

Life policies in force (in thousands)				202	204	-1.0%
Life insurance in force				$14,632	$14,161	3.3%
Lapse ratio - 12 months (Ordinary life insurance)				4.2%	4.7%	N.	M.

CORPORATE AND OTHER (B)

Components of income (loss) before tax:
Net realized investment gains	$6.2	$5.0	24.0%	$27.3	$37.7	-27.6%
Interest expense	(3.5)	(3.6)	-2.8%	(14.2)	(14.0)	1.4%
Other operating expenses, net investment income and other income	(1.1)	(2.0)	-45.0%	(5.6)	(4.6)	21.7%
Income (loss) before tax	1.6	(0.6)	N.M.	7.5	19.1	-60.7%
Net income (loss)	0.6	(0.6)	N.M.	4.4	14.3	-69.2%

N.M. - Not meaningful.

(A)	See footnote (A) on page 1 of these supplemental numerical pages.
(B)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended December 31,			Year Ended December 31,
	2012	2011 (A)	% Change	2012	2011 (A)	% Change
INVESTMENTS

Annuity and Life
Fixed maturities, at fair value (amortized cost 2012, $4,543.3; 2011, $4,225.1)				$5,129.9	$4,621.1	11.0%
Equity securities, at fair value (cost 2012, $6.6; 2011, $9.7)				6.5	10.7	-39.3%
Short-term investments				49.3	56.7	-13.1%
Short-term investments, securities lending collateral				-	-	-
Policy loans				135.0	128.5	5.1%
Other investments				53.8	-	N.	M.

Total Annuity and Life investments				5,374.5	4,817.0	11.6%

Property & Casualty
Fixed maturities, at fair value (amortized cost 2012, $768.1; 2011, $759.3)				832.3	800.7	3.9%
Equity securities, at fair value (cost 2012, $45.8; 2011, $13.4)				47.0	16.1	191.9%
Short-term investments				8.9	25.1	-64.5%
Short-term investments, securities lending collateral				-	-	-

Total Property & Casualty investments				888.2	841.9	5.5%

Corporate investments				29.4	18.6	58.1%

Total investments				6,292.1	5,677.5	10.8%

Net investment income
Before tax	$77.3	$74.6	3.6%	$306.0	$288.3	6.1%
After tax	52.0	50.4	3.2%	206.1	194.8	5.8%

Net realized investment gains by investment portfolio included in the Corporate and Other segment income
Property & Casualty	$3.5	$3.0	16.7%	$12.2	$12.2	-
Annuity	2.4	-	N.M.	10.7	12.3	-13.0%
Life	0.3	2.0	-85.0%	4.4	13.2	-66.7%
Corporate and Other	-	-	-	-	-	-

Total, before tax	6.2	5.0	24.0%	27.3	37.7	-27.6%
Total, after tax	4.0	3.3	21.2%	17.6	24.4	-27.9%
Per share, diluted	$0.10	$0.08	25.0%	$0.43	$0.59	-27.1%

N.M. - Not meaningful.